Exhibit 10.2

BILL OF SALE, ASSIGNMENT, ACCEPTANCE AND ASSUMPTION AGREEMENT

This Bill of Sale, Assignment, Acceptance and Assumption Agreement (this “Agreement”) is entered into as of this 29th day of September, 2011 by and between MACC Private Equities Inc., a Delaware corporation (the “Company”), and MACC PEI Liquidating Trust, a Delaware trust (the “Liquidating Trust”).

WHEREAS, the Company’s Board has determined that it is in the best interest of the Company to liquidate all of the Company’s assets (the “Conveyed Assets”), and transfer the (i) Conveyed Assets, (ii) that certain note payable to Cedar Rapids Bank & Trust Company (“CRB&T”) in the amount of $1,981,272 at March 31, 2011 that is due and payable on September 9, 2011 by the Company (the “Note”); (iii) that certain safekeeping agreement by and between the Company and CRB&T dated September 1, 2007 (the “Safekeeping Agreement”);  (iv) that certain Commercial Pledge and Security Agreement by and between the Company dated August 30, 2007, as amended (the “Pledge Agreement”); (v) that certain Commercial Security Agreement by and between the Company and CRB&T dated August 30, 2007, as amended (the “Security Agreement”) and (vi) and all obligations of the Company in connection with legal, accounting, tax, and other operating expenses as of the date hereof, any indemnification obligations of the Company to the Board and the Company’s officers, directors, employees and agents in accordance with the Company’s Articles of Incorporation and Bylaws, and any final expenses in connection with the liquidation and dissolution of the Company (collectively with the “Note,” the “Safekeeping Agreement,” the “Pledge Agreement,” and the “Security Agreement,”  the “Assumed Obligations”) to the Liquidating Trust;

WHEREAS, the Company’s shareholders approved the complete liquidation of the Company, including the transfer of the Conveyed Assets and the Assumed Obligations to the Liquidating Trust at a shareholder meeting held on September 26, 2011, upon the earlier to occur of: (i) repayment of the Note, or (ii) CRB&T consenting to the transfer of the Note to the Liquidating Trust;

WHEREAS, CRB&T has consented to the transfer of the Note to the Liquidating Trust; and

WHEREAS, the Company now desires to transfer the Conveyed Assets and the Assumed Obligations to the Liquidating Trust and the Liquidating Trust has agreed to accept the Conveyed Assets and the Assumed Obligations.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

1.           The Company hereby irrevocably sells, transfers, assigns and delivers unto the Liquidating Trust, all right, title and interest in and to the Conveyed Assets.

2.           The Liquidating Trust hereby accepts the sale, transfer, assignment and delivery of the Conveyed Assets and hereby assumes and agrees to perform, pay and discharge the Assumed Obligations.

3.           The assignment and assumption made pursuant to this Agreement is in accordance with and subject to all of the representations, warranties, covenants, limitations and other provisions set forth in the Liquidating Trust Agreement of the Liquidating Trust.  Nothing herein is intended to limit or supersede in any way the representations and warranties set forth in such Liquidating Trust Agreement.

4.           This Agreement shall be binding upon and enforceable against the parties hereto and their successors and permitted assigns.

5.           This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.           This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such state without giving effect to the conflicts of laws principles thereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Bill of Sale, Assignment, Acceptance and Assumption Agreement on the day and year first above written.

THE COMPANY:

MACC PRIVATE EQUITIES INC.

By:	/s/ Michael W. Dunn
Michael W. Dunn, Chairman of the Board

THE LIQUIDATING TRUST:

MACC PEI LIQUIDATING TRUST
NL Strategies, Inc., Managing Trustee of the Liquidating Trust

By:	/s/ Kevin J. Gadawski
Kevin J. Gadawski, President NL Strategies, Inc., Managing Trustee of the Liquidating Trust